Exhibit 23M(1)

                              AMENDED AND RESTATED
                           SERVICE PLAN AND AGREEMENT
                                      WITH
                      CITCO-QUAKER FUNDS DISTRIBUTOR, INC.
                              FOR CLASS A SHARES OF
                           THE PENN STREET FUNDS, INC.

     This Service Plan and Agreement (the "Plan") is dated as of the 10th day of December, 2003, by and between The Penn Street Funds, Inc. (the "Company"), on behalf of each of its series (collectively, the "Funds" and individually, a "Fund") and Citco-Quaker Funds Distributor, Inc. (the "Distributor").

1. THE PLAN. This Plan is each Fund's written service plan for Class A shares of each Fund (the "Shares"), designed to comply with the provisions of Rule 12b-1 as it may be amended from time to time (the "Rule") under the Investment Company Act of 1940 (the "1940 Act"). Pursuant to this Plan each Fund will compensate the Distributor for its services in connection with the ervice and maintenance of shareholder accounts that hold Shares ("Accounts"). The Company, on behalf of each Fund, may act as distributor of securities of which it is the issuer, pursuant to the Rule, according to the terms of this Plan. The terms and provisions of this Plan shall be interpreted and defined in a manner consistent with the provisions and definitions contained in (i) the Company's Registration Statement, (ii) the 1940 Act, (iii) the Rule, (iv) Rule

2830 of the Conduct Rules of the National Association of Securities Dealers, Inc., or any applicable amendment or successor to such rule (the "NASD Conduct Rules") and (v) any conditions pertaining either to distribution-related expenses or to a plan of distribution to which the Company is subject under any order on which the Company relies, issued at any time by the U.S. Securities and Exchange Commission ("SEC").

2. DEFINITIONS. As used in this Plan, the following terms shall have the following meanings:

     (a) "Recipient" shall mean any broker, dealer, bank or other person or entity which: (i) has provided administrative support services with respect to Shares held by Customers (defined below) of the Recipient; (ii) shall furnish the Distributor (on behalf of each Fund) with such information as the Distributor shall reasonably request to answer such questions as may arise concerning the sale of Shares; and (iii) has been selected by the Distributor to receive payments under the Plan.

     (b) "Independent Directors" shall mean the members of the Company's Board of Directors who are not "interested persons" (as defined in the 1940 Act) of the Company and who have no direct or indirect financial interest in the operation of this Plan or in any agreement relating to this Plan.

     (c) "Customers" shall mean such brokerage or other customers or investment advisory or other clients of a Recipient, and/or accounts as to which such Recipient provides administrative support services or is a custodian or other fiduciary.

     (d) "Qualified Holdings" shall mean, as to any Recipient, all Shares owned beneficially or of record by: (i) such Recipient, or (ii) such Recipient's Customers, but in no event shall any such Shares be deemed owned by more than one Recipient for purposes of this Plan. In the event that more than one person or entity would otherwise qualify as Recipients as to the same Shares, the Recipient which is the dealer of record on the Funds' respective books as determined by the Distributor shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.   PAYMENTS FOR ADMINISTRATIVE SUPPORT SERVICES.

     (a) PAYMENTS TO THE DISTRIBUTOR. In consideration of the payments made by the Company to the Distributor under this Plan, the Distributor shall provide administrative support services to the Funds. Such services include administrative support services rendered in connection with Shares (1) sold in purchase transactions, (2) issued in exchange for shares of another investment company for which the Distributor serves as distributor or sub-distributor, or
(3) issued pursuant to a plan of reorganization to which a Fund is a party. If the Board believes that the Distributor may not be rendering appropriate administrative support services in connection with the sale of Shares, then the Distributor, at the request of the Board, shall provide the Board with a written report or other information to verify that the Distributor is providing appropriate services in this regard. For such services, the Funds will make the following payments to the Distributor:

          (i) ADMINISTRATIVE SUPPORT SERVICE FEES. Within ten (10) days of the end of each month, the Company, on behalf of each Fund, will make payment in the amount of 0.0208% (0.25% on an annual basis) of the average of the aggregate net asset value of each Fund's Shares computed as of the close of each business day (the "Service Fee") during that month. Such Service Fee payments received from the Company, on behalf of each Fund, will compensate the Distributor for providing administrative support services with respect to Accounts. The administrative support services in connection with Accounts may include, but shall not be limited to, the administrative support services that a Recipient may render as described in Section 3(b)(i) below.

          (ii) At the request of the Distributor, such payments may be made directly by the Company to Recipients with whom the Company has entered into agreements related to this Plan.

     (b) PAYMENTS TO RECIPIENTS. The Distributor is authorized under the Plan to pay Recipients service fees for rendering administrative support services with respect to Accounts. However, no such payments shall be made to any Recipient for any quarter in which its Qualified Holdings do not equal or exceed, at the end of such quarter, the minimum amount ("Minimum Qualified Holdings"), if any, that may be set from time to time by a majority of the Independent Directors. All fee payments made by the Distributor hereunder are subject to reduction or chargeback so that the aggregate service fee payments and Advance

Service Fee Payments do not exceed the limits on payments to Recipients that are, or may be, imposed by the NASD Conduct Rules. The Distributor may make Plan payments to any "affiliated person" (as defined in the 1940 Act) of the Distributor if such affiliated person qualifies as a Recipient or retain such payments if the Distributor qualifies as a Recipient.

          In  consideration  of  the  services   provided  by  Recipients,   the
Distributor shall make the following payments to Recipients:

          (i) SERVICE FEE. In consideration of administrative support services provided by a Recipient during a calendar quarter, the Distributor shall make service fee payments to that Recipient quarterly, within forty-five (45) days of the end of each calendar quarter, at a rate not to exceed 0.0625% (0.25% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of each Fund's Shares, computed as of the close of each business day, constituting Qualified Holdings owned beneficially or of record by the Recipient or by its Customers for a period of more than the minimum period (the "Minimum Holding Period"), if any, that may be set from time to time by a majority of the Independent Directors.

          Alternatively, the Distributor may, at its sole option, make the following service fee payments to any Recipient quarterly, within forty-five
(45) days of the end of each calendar quarter: (A) "Advance Service Fee Payments" at a rate not to exceed 0.25% of the average during the calendar quarter of the aggregate net asset value of Shares, computed as of the close of business on the day such Shares are sold, constituting Qualified Holdings, sold by the Recipient during that quarter and owned beneficially or of record by the Recipient or by its Customers, plus (B) service fee payments at a rate not to exceed 0.0625% (0.25% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of Shares, computed as of the close of each business day, constituting Qualified Holdings owned beneficially or of record by the Recipient or by its Customers for a period of more than one (1) year. At the Distributor's sole option, Advance Service Fee Payments may be made more often than quarterly, and sooner than the end of the calendar quarter. In the event Shares are redeemed less than one year after the date such Shares were sold, the Recipient is obligated to and will repay the Distributor on demand a pro rata portion of such Advance Service Fee Payments, based on the ratio of the time such Shares were held to one (1) year.

          The administrative support services to be rendered by Recipients in connection with the Accounts may include, but shall not be limited to, the following: answering routine inquiries concerning the Funds, assisting in the establishment and maintenance of accounts or sub-accounts in the Funds and processing Share redemption transactions, making the Funds' investment plans and dividend payment options available, and providing such other information and
services  in  connection  with the  rendering  of            ervices  and/or the
maintenance of Accounts, as the Distributor or the Funds may reasonably request.

     (c) A majority of the Independent Directors may at any time or from time to time (i) increase or decrease the rate of fees to be paid to the Distributor or to any Recipient, but not to exceed the maximum rates set forth above, and/or
(ii) direct the Distributor to increase or decrease any Minimum Holding Period, any maximum period set by a majority of the Independent Directors during which fees will be paid on Shares constituting Qualified Holdings owned beneficially or of record by a Recipient or by its Customers (the "Maximum Holding Period"), or Minimum Qualified Holdings. The Distributor shall notify all Recipients of any Minimum Qualified Holdings, Maximum Holding Period and Minimum Holding Period that are established and the rate of payments hereunder applicable to Recipients, and shall provide each Recipient with written notice within thirty
(30) days after any change in these provisions. Inclusion of such provisions or a change in such provisions in a supplement or Statement of Additional Information or amendment to or revision of the prospectus or Statement of Additional Information of the Fund shall constitute sufficient notice.

     (d) The Service Fee on Shares is subject to reduction or elimination under the limits that apply to such fees under the NASD Conduct Rules relating to sales of shares of open-end funds.

     (e) Under the Plan, payments may also be made to Recipients: (i) by Citco-Quaker Fund Advisors, Inc. ("CQFA") from its own resources (which may include profits derived from the advisory fee it receives from the Funds), or
(ii) by the Distributor (a subsidiary of CQFA), from its own resources, or from the proceeds of its borrowings, in either case, in the discretion of CQFA or the Distributor, respectively.

     (f) Recipients are intended to have certain rights as third-party beneficiaries under this Plan, subject to the limitations set forth below. It may be presumed that a Recipient has provided administrative support services qualifying for payment under the Plan if it has Qualified Holdings of Shares that entitle it to payments under the Plan. If either the Distributor or the Board believe that, notwithstanding the level of Qualified Holdings, a Recipient may not be rendering appropriate administrative support services for Accounts, then the Distributor, at the request of the Board, shall require the Recipient to provide a written report or other information to verify that said Recipient is providing appropriate services in this regard. If the Distributor or the Board of Directors still is not satisfied after the receipt of such report, either may take appropriate steps to terminate the Recipient's status as a Recipient under the Plan, whereupon such Recipient's rights as a third-party beneficiary hereunder shall terminate. Additionally, in their discretion a majority of the Company's Independent Directors at any time may remove any broker, dealer, bank or other person or entity as a Recipient, whereupon such person's or entity's rights as a third-party beneficiary hereof shall terminate. Notwithstanding any other provision of this Plan, this Plan does not obligate or in any way make the Funds or the Company liable to make any payment whatsoever to any person or entity other than directly to the Distributor. The Distributor has no obligation to pay any Service Fees to any Recipient if the Distributor has not received payment of Service Fees from the Company, on behalf the Funds.

4. SELECTION AND NOMINATION OF DIRECTORS. While this Plan is in effect, the selection and nomination of persons to be Independent Directors of the Company shall be committed to the discretion of the incumbent Independent Directors. Nothing herein shall prevent the incumbent Independent Directors from soliciting the views or the involvement of others in such selection or nomination as long as the final decision on any such selection and nomination is approved by a majority of the incumbent Independent Directors.

5. REPORTS. While this Plan is in effect, the Treasurer of the Company shall provide written reports to the Company's Board for its review, detailing the amount of all payments made under this Plan and the purpose for which the payments were made. The reports shall be provided quarterly.

6. RELATED AGREEMENTS. Any agreement related to this Plan shall be in writing and shall provide that: (i) such agreement may be terminated at any time, without payment of any penalty, by a vote of a majority of the Independent Directors or by a vote of the holders of a "majority" (as defined in the 1940
Act) of each Fund's outstanding voting Class A shares; (ii) such termination shall be on not more than sixty days' written notice to any other party to the agreement; (iii) such agreement shall automatically terminate in the event of its "assignment" (as defined in the 1940 Act); (iv) such agreement shall go into effect when approved by a vote of the Board and its Independent Directors cast in person at a meeting called for the purpose of voting on such agreement; and
(v) such agreement shall, unless terminated as herein provided, continue in effect from year to year only so long as such continuance is specifically approved at least annually by a vote of the Board and its Independent Directors cast in person at a meeting called for the purpose of voting on such continuance.

7. EFFECTIVENESS, CONTINUATION, TERMINATION AND AMENDMENT. This Plan has been approved by a vote of the Board and its Independent Directors cast in person at a meeting called on December 10, 2003, for the purpose of voting on this Plan. Unless terminated as hereinafter provided, it shall continue in effect until renewed by the Board in accordance with the Rule and thereafter from year to year or as the Board may otherwise determine but only so long as such continuance is specifically approved at least annually by a vote of the Board and its Independent Directors cast in person at a meeting called for the purpose of voting on such continuance.

     This Plan may not be amended to increase materially the amount of payments to be made under this Plan, without approval of the Class A Shareholders of the relevant Funds at a meeting called for that purpose and all material amendments must be approved by a vote of the Board and of the Independent Directors.

     This Plan may be terminated at any time by a vote of a majority of the Independent Directors or by the vote of the holders of a "majority" (as defined in the 1940 Act) of each Fund's outstanding Class A voting shares voting separately. In the event of such termination, the Board and its Independent Directors shall determine whether the Distributor shall be entitled to payment from the Fund of all or a portion of the Service

Fee and/or the Asset-Based Sales Charge in respect of Shares sold prior to the effective date of such termination.

8. SEVERABILITY. The terms of this agreement shall severable with respect to each Fund.

                                        The Penn Street Funds, Inc.
                                        on behalf of each of its series

                                        By:
                                           -------------------------------------
                                           Paul Giorgio, Treasurer

                                        Citco-Quaker Funds Distributor, Inc.

                                        By:
                                           -------------------------------------
                                           Paul Giorgio, Chief Financial Officer